Exhibit 21.1
Subsidiaries of Sensata Technologies Holding N.V.

Name	Jurisdiction of Incorporation

Sensata Technologies B.V.	The Netherlands

Sensata Technologies Intermediate Holding B.V.	The Netherlands

Sensata Technologies Japan Limited	Japan

Sensata Technologies Malaysia Sdn. Bhd.	Malaysia

Sensata Technologies Korea Limited	Korea

Sensata Technologies Holland B.V.	The Netherlands

Sensata Technologies Holding Company Mexico, B.V.	The Netherlands

Sensata Technologies de México, S. de R.L. de C.V.	Mexico

Sensata Technologies Aguascalientes S. de R.L. de C.V.	Mexico

Sensata Technologies Finance Company LLC	United States

Sensata Technologies Holding Company, U.S., B.V.	The Netherlands

Sensata Technologies, Inc.	United States

Sensata Technologies India Private Limited	India

Sensata Technologies Singapore, Pte. Ltd.	Singapore

Sensata Technologies Taiwan Co., Ltd.	Taiwan

Sensata Technologies Hong Kong Ltd.	Hong Kong

Sensata Technologies Baoying Co., Ltd.	China

Sensata Technologies Spain, S.L.	Spain

Sensata Technologies Germany GmbH	Germany

Sensata Technologies Sensores E Controles do Brasil Itda.	Brazil

Sensata Technologies Changzhou Co., Ltd.	China

Sensata Technologies China Limited	China

Sensata Technologies Italia S.r.L	Italy

Control Devices, Inc.	United States

CDI Netherlands B.V.	The Netherlands

Sensata Technologies France S.A.S.	France

FTCP Holdings Ltd.	United Kingdom

Sensata Technologies Limited	United Kingdom

FTCP Bermuda Ltd.	Bermuda

Sensata Technologies Dominicana, SA	Dominican Republic

Sensata Technologies Dominicana Holdings, SA	Dominican Republic

Sensata Technologies US, LLC	United States

Sensata Technologies US II, LLC	United States

ST US Cooperatief U.A.	The Netherlands

Sensata Technologies Bermuda Ltd.	Bermuda

Name	Jurisdiction of Incorporation

Sensata Technologies (Europe) Limited	United Kingdom

Sensata Technologies Massachusetts, Inc.	United States

Sensata Technologies Mexico Distribution S.A. de C.V.	Mexico

Nihon Airpax Company, Ltd.	Japan

Airpax Electronics (Shanghai) Company, Ltd.	China

Sensata Technologies U.K., Ltd.	United Kingdom

Sensata Technologies Coop. Holding B.V.	The Netherlands

Sensata Technologies Holding Cooperatief U.A.	The Netherlands

Sensata Technologies Brno s.r.o.	Czech Republic

Sensata Automotive Sensors Shanghai Co., Ltd.	China

Sensor-Nite NV	Belgium

Sensor-Nite Industrial OOD	Bulgaria

Sensor-Nite Chengdu Co. Ltd.	China

Wells CTI KK	Japan